UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
March 13, 2026 (March 10, 2026)
Walmart Inc.
(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Customer Drive
Bentonville, AR 72716
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code: (479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	The Nasdaq Stock Market LLC
2.550% Notes due 2026	WMT26	The Nasdaq Stock Market LLC
1.050% Notes due 2026	WMT26A	The Nasdaq Stock Market LLC
1.500% Notes due 2028	WMT28C	The Nasdaq Stock Market LLC
4.875% Notes due 2029	WMT29B	The Nasdaq Stock Market LLC
5.750% Notes due 2030	WMT30B	The Nasdaq Stock Market LLC
1.800% Notes due 2031	WMT31A	The Nasdaq Stock Market LLC
5.625% Notes due 2034	WMT34	The Nasdaq Stock Market LLC
5.250% Notes due 2035	WMT35A	The Nasdaq Stock Market LLC
4.875% Notes due 2039	WMT39	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
McMillon Rule 10b5-1 Trading Plan
On March 10, 2026, Walmart Inc. (the “Company”) was informed that C. Douglas McMillon, a Director and former President and Chief Executive Officer of the Company, entered into a stock trading plan designed to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “McMillon Plan”). Rule 10b5-1 trading plans permit individuals who are not in possession of material non-public information to adopt a written pre-arranged plan for transactions in securities under specified conditions and for specified periods of time. The McMillon Plan is part of an individual long-term asset diversification, tax, and financial planning strategy, and is in accordance with the Company’s Insider Trading Policy. Under the terms of the McMillon Plan, Mr. McMillon will have no discretion or control over the timing or effectuation of any transactions in Company securities pursuant to the McMillon Plan.
The McMillon Plan provides for sales of Company securities as part of his long-term asset diversification, tax, and financial planning strategy and is in accordance with the Company’s Insider Trading Policy. Under the terms of the McMillon Plan, Mr. McMillon is scheduled to sell 19,416 shares each month from June 2026 through January 2027. The maximum aggregate number of shares to be sold under the McMillon Plan is 155,328. Mr. McMillon’s existing Rule 10b5-1 plan, which was entered into on March 17, 2025 (the “Old McMillon Plan”) expires when the last trade under the Old McMillon Plan will be in executed in May 2026.
Any transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission to the extent required by law.
Bartlett Rule 10b5-1 Trading Plan
Also, on March 12, 2026, the Company was informed that Daniel J. Bartlett, Executive Vice President, Corporate Affairs, entered into a stock trading plan designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Bartlett Plan”). The Bartlett Plan is part of an individual long-term asset diversification, tax, and financial planning strategy, and is in accordance with the Company’s Insider Trading Policy. Under the terms of the Bartlett Plan, Mr. Bartlett will have no discretion or control over the timing or effectuation of any transactions in Company securities pursuant to the Bartlett Plan.
Under the terms of the Bartlett Plan, Mr. Bartlett will sell $416,666.67 worth of the Company’s common stock on a specified date each month beginning in July 2026 until July 1, 2029, subject to a minimum stock price threshold. In the event that a sale does not occur on a specified day during one or more of the months during the duration of the Plan due to the minimum stock price threshold having not been met, the dollar amount shall be carried over to the next specified sale date under the Plan on which the minimum stock price threshold is met. The maximum aggregate dollar amount of common stock that may be sold under the Plan is $15,000,000.
Mr. Bartlett continues to be subject to the Company’s stock ownership guidelines, under which he is required to hold Company stock equal in value to at least five times his base salary. Upon the conclusion of each sale transaction under the Plan, Mr. Bartlett will continue to satisfy the requirements of the Company’s stock ownership guidelines.
Any transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission to the extent required by law.
Guggina Rule 10b5-1 Trading Plan
Also, on March 12, 2026, the Company was informed that David Guggina, Executive Vice President, President and CEO, Walmart U.S., entered into a stock trading plan designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Guggina Plan”). The Guggina Plan is part of an individual long-term asset diversification, tax, and financial planning strategy, and is in accordance with the Company’s Insider Trading Policy. Under the terms of the Guggina Plan, Mr. Guggina will have no discretion or control over the timing or effectuation of any transactions in Company securities pursuant to the Guggina Plan.
Under the terms of the Guggina Plan, Mr. Guggina will sell the number of net shares remaining after taxes are withheld from a vesting of 21,108 restricted shares of the Company’s common stock on May 5, 2026. Accordingly, the maximum number of shares to be sold under the Guggina Plan is 21,108, less shares withheld for taxes upon vesting. Sales under the Plan are scheduled to commence on June 10, 2026, with the shares to be sold at prevailing market prices.
Mr. Guggina continues to be subject to the Company’s stock ownership guidelines, under which he is required to hold Company stock equal in value to at least five times his base salary. Upon the conclusion of the sale transaction under the Plan, Mr. Guggina will continue to satisfy the requirements of the Company’s stock ownership guidelines.
Any transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission to the extent required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 13, 2026

WALMART INC.
By:	/s/ Joseph M. Ruschell
Name:	Joseph M. Ruschell
Title:	Senior Vice President and Chief Counsel, Office of the Corporate Secretary